AMENDED AND RESTATED BY-LAWS
OF
DWS MUNICIPAL INCOME TRUST
Dated as of March 11, 2009
Section 1.  Agreement and Declaration of Trust and
Principal Office
1.1.  Agreement and Declaration of Trust.  These
By-Laws shall be subject to the Agreement and
Declaration of Trust, as from time to time in effect
(the "Declaration of Trust"), of Kemper High
Income Trust, the Massachusetts business trust
established by the Declaration of Trust (the
"Trust").
1.2.  Principal Office of the Trust; Resident Agent.
The principal office of the Trust in Massachusetts
shall be located in Boston, Massachusetts, or such
other place as shall be determined by the Trustees
from time to time.
Section 2.  Shareholders
2.1.  Shareholder Meetings.  Meetings of the
shareholders may be called at any time by the
Trustees, by the President or, if the Trustees and the
President shall fail to call any meeting of
shareholders for a period of 30 days after written
application of one or more shareholders who hold at
least 25% of all shares issued and outstanding and
entitled to vote at the meeting (or 10% if the
purpose of the meeting is to determine if a trustee
shall be removed from office), then such
shareholders may call such meeting.  Each call of a
meeting shall state the place, date, hour and
purposes of the meeting.  Regular meetings of
shareholders for the election of Trustees and the
transaction of such other business that is proper for
shareholder action under the Declaration of Trust,
these By-laws and applicable law and as may
properly come before the meeting shall be held once
each calendar year (each such meeting an "annual
meeting").  Each meeting other than an annual
meeting is referred to herein as a "special meeting."
2.2.  Place of Meetings.  All meetings of the
shareholders shall be held at the principal office of
the Trust, or, to the extent permitted by the
Declaration of Trust, at such other place within the
United States as shall be designated by the Trustees
or the President of the Trust.
2.3.  Notice of Meetings.  A written notice of each
meeting of shareholders, stating the place, date and
hour and the purposes of the meeting, shall be given
at least seven days before the meeting to each
shareholder entitled to vote therat by leaving such
notice with him or at his residence or usual place of
business or by mailing it, postage prepaid, and
addressed to such shareholder at his address as it
appears in the records of the Trust.  Such notice
shall be given by the Secretary or an Assistant
Secretary or by an officer designated by the
Trustees.  No notice of any meeting of shareholders
need be given to a shareholder if a written waiver of
notice, executed before or after the meeting by such
shareholder or his attorney thereunto duly
authorized, is filed with the records of the meeting.
2.4.  Ballots.  No ballot shall be required for any
election unless requested by a shareholder present
or represented at the meeting and entitled to vote in
the election.
2.5.  Proxies and Voting.  Shareholders entitled to
vote may vote either in person or by proxy in
writing dated not more than six months before the
meeting named therein, which proxies shall be filed
with the Secretary or other person responsible to
record the proceedings of the meeting before being
voted.  Unless otherwise specifically limited by
their terms, such proxies shall entitle the holders
thereof to vote at any adjournment of such meeting
but shall not be valid after the final adjournment of
such meeting.  At all meetings of shareholders,
unless the voting is conducted by inspectors, all
questions relating to the qualification of voters, the
validity of proxies and the acceptance or rejection
of votes shall be decided by the chairman of the
meeting.
2.6.  	Advance Notice of Shareholder Nominees
for Trustees and Other Shareholder Proposals and
Shareholder-Requested Special Meetings.
      (a)	Applicability and Definitions.  This
Section 2.6 shall not apply to any preferred share of
beneficial interest of the Trust or holder thereof to
the extent that it would alter, amend or repeal any
right, power or preference of such preferred share or
any holder thereof.  For purposes of this Section
2.6, the following terms have the following
meanings: "Shareholder" means any record owner
of common shares of beneficial interest of the Trust;
"1934 Act" means the Securities Exchange Act of
1934 and the rules and regulations thereunder, all as
amended from time to time; and "1940 Act" means
the Investment Company Act of 1940 and the rules
and regulations thereunder, all as amended from
time to time.
      (b)	Annual Meetings of Shareholders.
            (1)	Except as provided in Article
IV Section 1(f) of the Declaration, Trustees shall be
elected only at annual meetings.  Nominations of
individuals for election to the Board of Trustees and
the proposal of other business to be considered by
the shareholders may be made at an annual meeting
(i) pursuant to the Trust's notice of meeting given
pursuant to Section 2.3 of these By-laws, (ii) by or
at the direction of the Board of Trustees or (iii) by
any Shareholder if such record owner (A) can
demonstrate to the Trust record ownership of shares
of beneficial interest of the Trust both as of the time
the Shareholder Notice (as defined below) was
delivered to the Secretary as provided in Section
2.6(b)(2) of these By-laws and at the time of the
annual meeting, (B) is entitled to vote the applicable
shares of beneficial interest of the Trust at the
meeting and (C) has complied with the procedures
set forth in this Section 2.6(b).  The requirements of
this Section 2.6 will apply to any business to be
brought before an annual meeting by a Shareholder
whether such business is to be included in the
Trust's proxy statement pursuant to Rule 14a-8 of
the proxy rules (or any successor provision)
promulgated under the 1934 Act, presented to
shareholders by means of an independently financed
proxy solicitation or otherwise presented to
shareholders.
            (2)	For nominations or other
business to be properly brought before an annual
meeting by a Shareholder pursuant to clause (iii) of
paragraph (b)(1) of this Section 2.6, the Shareholder
must have given timely notice thereof in writing to
the Secretary of the Trust (a "Shareholder Notice")
and such other business must otherwise be a proper
matter for action by the shareholders.  To be timely,
a Shareholder Notice shall be delivered to the
Secretary at the principal executive office of the
Trust not earlier than the 150th day and not later
than 5:00 p.m., Eastern Time, on the 120th day
prior to the first anniversary of the date on which
notice of the prior year's annual meeting was first
given to shareholders.  However, in the event that
the date of the annual meeting set forth in a notice
of meeting given by the Secretary or Trustees
pursuant to Section 2.3 of these By-laws is
advanced or delayed by more than 30 days from the
first anniversary of the date of the preceding year's
annual meeting, the Shareholder Notice, to be
timely, must be so delivered not earlier than the
120th day prior to the date of such annual meeting
and not later than 5:00 p.m., Eastern Time, on the
90th day prior to the date of such annual meeting or,
if the first public announcement of the date of such
annual meeting is less than 100 days prior to the
date of such annual meeting, the tenth day
following the day on which public announcement of
the date of such meeting is first made by the Trust.
In no event shall any postponement or adjournment
of an annual meeting, or the public announcement
thereof, commence a new time period (or extend
any time period) for the giving of a Shareholder
Notice.  To be in proper form, a Shareholder Notice
(whether given pursuant to this Section 2.6(b)(2) or
Section 2.6(c)) shall: (i) set forth as to each
individual whom the Shareholder proposes to
nominate for election or reelection as a Trustee, (A)
the name, age, date of birth, nationality, business
address and residence address of such individual,
(B) the class, series and number of any shares of
beneficial interest of the Trust that are owned of
record or beneficially owned by such individual, (C)
the date such shares were acquired and the
investment intent of such acquisition, (D) whether
such Shareholder believes any such individual is, or
is not, an "interested person" of the Trust, as
defined in the 1940 Act and information regarding
such individual that is sufficient, in the discretion of
the Board of Trustees or any committee thereof or
any authorized officer of the Trust, to make such
determination, (E) all other information relating to
such individual that would be required to be
disclosed in a proxy statement or otherwise required
to be made in connection with solicitations of
proxies for election of Trustees in a contested
election pursuant to Regulation 14A (or any
successor provision) under the 1934 Act (including
such individual's written consent to being named in
the proxy statement as a nominee and to serving as
a Trustee if elected), and (F) a description of all
direct and indirect compensation and other material
monetary agreements, arrangements and
understandings during the past three years, and any
other material relationships, between or among such
Shareholder and any Shareholder Associated Person
(as defined below), if any, and their respective
affiliates and associates, or others acting in concert
therewith, on the one hand, and each proposed
nominee, and his or her respective affiliates and
associates, or others acting in concert therewith, on
the other hand, including, without limitation, all
information that would be required to be disclosed
pursuant to Item 404 promulgated under Regulation
S-K if the Shareholder making the nomination and
any Shareholder Associated Person, or any affiliate
or associate thereof or Person acting in concert
therewith, were the "registrant" for purposes of such
Item and the nominee were a Trustee or executive
officer of such registrant; (ii) if the Shareholder
Notice relates to any business other than a
nomination of a Trustee or Trustees that the
Shareholder proposes to bring before the meeting,
set forth (A) a brief description of the business
desired to be brought before the meeting, the
reasons for proposing such business at the meeting
and any material interest in such business of such
Shareholder and any Shareholder Associated
Person, individually or in the aggregate, including
any anticipated benefit to the Shareholder and any
Shareholder Associated Person therefrom and (B) a
description of all agreements, arrangements and
understandings between such Shareholder and such
Shareholder Associated Person, if any, and any
other Person or Persons (including their names) in
connection with the proposal of such business by
such Shareholder; (iii) set forth, as to the
Shareholder giving the Shareholder Notice and any
Shareholder Associated Person, (A) the class, series
and number of all shares of beneficial interest of the
Trust which are, directly or indirectly, owned
beneficially and of record by such Shareholder and
by such Shareholder Associated Person, if any, and
the nominee holder for, and number of, shares
owned beneficially but not of record by such
Shareholder and by any such Shareholder
Associated Person, (B) any option, warrant,
convertible security, appreciation right or similar
right with an exercise or conversion privilege or
settlement payment date or mechanism at a price
related to any class or series of shares of the Trust
or with value derived in whole or in part from the
value of any class or series of shares of the Trust,
whether or not such instrument or right shall be
subject to settlement in the underlying class or
series of shares of beneficial interest of the Trust or
otherwise (a "Derivative Instrument") directly or
indirectly owned beneficially by such Shareholder
and by such Shareholder Associated Person, if any,
and any other direct or indirect opportunity to profit
or share in any profit derived from any increase or
decrease in the value of shares of the Trust, (C) any
proxy, contract, arrangement, understanding or
relationship pursuant to which such Shareholder and
such Shareholder Associated Person, if any, has a
right to vote any shares of any security of the Trust,
(D) any short interest in any security of the Trust
(for purposes of this Section 2.6(b)(2), a Person
shall be deemed to have a short interest in a security
if such Person directly or indirectly, through any
contract, arrangement, understanding, relationship
or otherwise, has the opportunity to profit or share
in any profit derived from any decrease in the value
of the subject security), (E) any rights to dividends
on the shares of the Trust owned beneficially by
such Shareholder or Shareholder Associated Person,
if any, that are separated or separable from the
underlying shares of the Trust, (F) any
proportionate interest in the shares of the Trust or
Derivative Instruments held, directly or indirectly,
by a general or limited partnership or other entity in
which such Shareholder or Shareholder Associated
Person, if any, is a general partner or holds a similar
position, directly or indirectly, beneficially owns an
interest in a general partner, or entity that holds a
similar position (G) any performance-related fees
(other than an asset-based fee) that such
Shareholder or Shareholder Associated Person, if
any, is entitled to based on any increase or decrease
in the value of shares of the Trust or Derivative
Instruments, if any, as of the date of the Shareholder
Notice, including without limitation any such
interest held by members of such Shareholder's or
Shareholder Associated Person's, if any, immediate
family sharing the same household (which
information shall be supplemented by such
Shareholder or Shareholder Associated Person, if
any, not later than ten days after the record date for
the meeting to disclose such ownership as of the
record date) and (H) any other derivative positions
held of record or beneficially by the Shareholder
and any Shareholder Associated Person and whether
and the extent to which any hedging or other
transaction or series of transactions has been
entered into by or on behalf of, or any other
agreement, arrangement or understanding has been
made, the effect or intent of which is to mitigate or
otherwise manage benefit, loss or risk of share price
changes or to increase or decrease the voting power
of, such Shareholder or any Shareholder Associated
Person with respect to the Trust's securities; (iv) set
forth, as to the Shareholder giving the Shareholder
Notice and any Shareholder Associated Person, (A)
the name and address of such Shareholder as they
appear on the Trust's share ledger and current name
and address, if different, and of such Shareholder
Associated Person and (B) any other information
relating to such Shareholder and Shareholder
Associated Person, if any, that would be required to
be disclosed in a proxy statement or other filings
required to be made in connection with solicitations
of proxies for, as applicable, the proposal and/or for
the election of Trustees in a contested election
pursuant to Regulation 14A (or any successor
provision) of the 1934 Act; (v) set forth, to the
extent known by the Shareholder giving the
Shareholder Notice, the name and address of any
other shareholder or beneficial owner of shares of
beneficial interest of the Trust supporting the
nominee for election or reelection as a Trustee or
the proposal of other business on the date of the
applicable Shareholder Notice; (vi) with respect to
each nominee for election or reelection as a Trustee,
be accompanied by a completed and signed
questionnaire, representation and agreement
required by Section 2.6(e) of these Bylaws; (vii) set
forth any material interest of the Shareholder
providing the Shareholder Notice, or any
Shareholder Associated Person, in the matter
proposed (other than as a shareholder of the Trust);
and (viii) include a representation that the
Shareholder or an authorized representative thereof
intends to appear in person at the meeting to act on
the matter(s) proposed.  With respect to the
nomination of an individual for election or
reelection as a Trustee pursuant to Section
2.6(b)(1)(iii), the Trust may require the proposed
nominee to furnish such other information as may
reasonably be required by the Trust to determine the
eligibility of such proposed nominee to serve an in
independent Trustee of the Trust or that could be
material to a reasonable shareholder's
understanding of the independence, or lack thereof,
of such nominee.  If a nominee fails to provide such
written information within five Business Days, the
information requested may be deemed by the Board
of Trustees not to have been provided in accordance
with this Section 2.6.
            (3)	Notwithstanding anything in
the second sentence of subsection (b)(2) of this
Section 2.6 to the contrary, in the event the Board of
Trustees increases the number of Trustees and there
is no public announcement by the Trust naming all
of the nominees for Trustee or specifying the size of
the increased Board of Trustees at least 100 days
prior to the first anniversary of the preceding year's
annual meeting, a Shareholder Notice required by
this Section 2.6(b) shall also be considered timely,
but only with respect to nominees for any new
positions created by such increase, if it shall be
delivered to the Secretary at the principal executive
office of the Trust not later than 5:00 p.m., Eastern
Time, on the tenth day following the day on which
such public announcement is first made by the
Trust.
            (4)	For purposes of this Section
2.6, "Shareholder Associated Person" of any
Shareholder shall mean (i) any Person controlling,
directly or indirectly, or acting in concert with, such
Shareholder, including any beneficial owner of the
Trust's securities on whose behalf a nomination or
proposal is made, (ii) any beneficial owner of shares
of beneficial interest of the Trust owned of record
or beneficially by such Shareholder and (iii) any
Person controlling, controlled by or under common
control with such Shareholder Associated Person.
For purposes of the definition of Shareholder
Associated Person, the term "control" (including the
terms "controlling," "controlled by" and "under
common control with") has the same meaning as in
Rule 12b-2 under the 1934 Act.
      (c)	Special Meetings of Shareholders.
Only such business shall be conducted at a special
meeting of shareholders as shall have been brought
before the meeting pursuant to the notice of meeting
given by the Secretary or Trustees pursuant to
Section 2.3 of these By-laws.  Nominations of
individuals for election to the Board of Trustees
may be made at a special meeting of shareholders at
which Trustees are to be elected (i) pursuant to the
Trust's notice of meeting given pursuant to Section
2.3 of these By-laws, (ii) by or at the direction of
the Board of Trustees or (iii) provided that the
Board of Trustees has determined that Trustees
shall be elected at such special meeting, by any
Shareholder if such Shareholder (A) can
demonstrate to the Trust record ownership of shares
of beneficial interest in the Trust both as of the time
the Shareholder Notice was delivered to the
Secretary as provided in Section 2.6(b)(2) of these
By-laws and at the time of the special meeting, (B)
is entitled to vote the applicable shares at the special
meeting and (C) has complied with the procedures
set forth in this Section 2.6 as to such nomination.
In the event a special meeting of shareholders is
called for the purpose of electing one or more
individuals to the Board of Trustees, any
Shareholder may nominate an individual or
individuals (as the case may be) for election to such
position(s) as specified in the Trust's notice of
meeting, if the Shareholder Notice required by
paragraph (2) of Section 2.6(b) shall be delivered to
the Secretary at the principal executive office of the
Trust not earlier than the 120th day prior to such
special meeting and not later than 5:00 p.m.,
Eastern Time, on the 90th day prior to such special
meeting or, if the first public announcement of the
date of such special meeting is less than 100 days
prior to the date of such special meeting, the tenth
day following the day on which public
announcement is first made of the date of the
special meeting of shareholders and of the nominees
proposed by the Board of Trustees to be elected at
such meeting.  In no event shall any postponement
or adjournment of a special meeting of
shareholders, or the public announcement thereof,
commence a new time period (or extend any time
period) for the giving of a Shareholder Notice.
      (d)	General.
            (1)	Upon written request by the
Secretary or the Board of Trustees or any committee
thereof, any Shareholder proposing a nominee for
election as a Trustee or any proposal for other
business at a meeting of shareholders shall provide,
within five Business Days of delivery of such
request (or such other period as may be specified in
such request), written verification, satisfactory, in
the discretion of the Board of Trustees or any
committee thereof or any authorized officer of the
Trust, to demonstrate the accuracy of any
information submitted by the Shareholder pursuant
to this Section 2.6.  If a Shareholder fails to provide
such written verification within such period, the
information as to which written verification was
requested may be deemed by the Board of Trustees
not to have been provided in accordance with this
Section 2.6.  Notwithstanding anything herein to the
contrary, the Trust shall have no obligation to
inform a Shareholder of any defects with respect to
the timing or substance of a Shareholder Notice or
give such Shareholder an opportunity to cure any
defects.
            (2)	Only such individuals who
are nominated in accordance with the procedures set
forth in this Section 2.6 shall be eligible for election
by shareholders as Trustees, and only such business
shall be conducted at a meeting of shareholders as
shall have been brought before the meeting in
accordance with the procedures set forth in these
By-laws.  Except as otherwise provided by law, the
Declaration or these By-laws, the chairman
presiding over the meeting of shareholders shall
have the power to determine whether a nomination
or any other business proposed to be brought before
the meeting was made or proposed, as the case may
be, in accordance with the Declaration and these
By-laws and, if any proposed nomination or
business is not in compliance with the procedures
set forth in the Declaration or these By-laws, to
declare that such defective proposal or nomination
shall be disregarded.  Any determination by the
chairman presiding over a meeting of shareholders
shall be binding on all parties.
            (3)	For purposes of this Section
2.6, "public announcement" shall mean disclosure
(i) in a press release reported by the Dow Jones
News Service, Associated Press, Business Wire, PR
Newswire or comparable news service, (ii) in a
document publicly filed by the Trust with the
Securities and Exchange Commission pursuant to
the 1934 Act or the 1940 Act and the rules and
regulations promulgated thereunder or (iii) on a
Web site accessible to the public maintained by the
Trust or by its investment adviser or an affiliate of
such investment adviser with respect to the Trust.
            (4)	Notwithstanding the
foregoing provisions of this Section 2.6, a
Shareholder shall also comply with all applicable
law, including, without limitation, requirements of
state law and of the 1934 Act and the rules and
regulations promulgated thereunder, with respect to
the matters set forth in this Section 2.6.  Nothing in
this Section 2.6 shall be deemed to affect any right
of the holders of any series of the Trust's preferred
shares of beneficial interest (if any) if and to the
extent provided under law, the Declaration of Trust
or these By-laws.
      (e)	Submission of Questionnaire,
Representation and Agreement.  To be eligible to be
a Shareholder nominee for election as a Trustee of
the Trust, the proposed nominee must deliver (in
accordance with the time periods prescribed for
delivery of a Shareholder Notice) to the Secretary of
the Trust at the principal executive office of the
Trust a written questionnaire with respect to the
background and qualification of such person (which
questionnaire shall be provided by the Secretary of
the Trust upon written request) and a written
representation and agreement that such person (a) is
not and will not become a party to (1) any
agreement, arrangement or understanding with, and
has not given any commitment or assurance to, any
Person as to how such person, if elected as a
Trustee of the Trust, will act or vote on any issue or
question (a "Voting Commitment") that has not
been disclosed to the Trust or (2) any Voting
Commitment that could limit or interfere with such
person's ability to comply, if elected as a Trustee of
the Trust, with such person's fiduciary duties under
applicable law, (b) is not and will not become a
party to any agreement, arrangement or
understanding with any Person other than the Trust
with respect to any direct or indirect compensation,
reimbursement or indemnification in connection
with service or action as a Trustee that has not been
disclosed therein and (c) in such person's individual
capacity, would be in compliance, if elected as a
Trustee of the Trust, and will comply with all
applicable publicly disclosed trust governance,
conflict of interest, confidentiality and share
ownership and trading policies and guidelines of the
Trust.
      (f)	Shareholder-Requested Special
Meetings.  This Section 2.6(f) explains the
procedures to be followed for a shareholder to
submit a written application pursuant to Section 2.1
of these By-laws and certain related procedures.  To
the extent that a shareholder has a right to call a
special meeting pursuant to Section 2.1 of these By-
laws, such call shall occur automatically with no
further action of the shareholder pursuant to the
procedures set forth in paragraph (4) of this Section
2.6(f).
            (1)	Any shareholder(s) seeking
to provide Written Application (as defined below)
for a special meeting shall, by sending written
notice to the Secretary (the "Record Date Request
Notice") by registered mail, return receipt
requested, request the Trustees to fix a record date
to determine the shareholders entitled to provide
Written Application for a special meeting (the
"Request Record Date").  The Record Date Request
Notice shall set forth the purpose of the meeting and
the matters proposed to be acted on at it, shall be
signed by one or more shareholders as of the date of
signature (or their agents duly authorized in a
writing accompanying the Record Date Request
Notice), shall bear the date of signature of each such
shareholder (or such agent) and shall set forth all
information relating to each such shareholder that
must be disclosed in solicitations of proxies for
election of Trustees in an election contest (even if
an election contest is not involved), or is otherwise
required, in each case pursuant to Regulation 14A
(or any successor provision) under the 1934 Act.
Upon receiving the Record Date Request Notice,
the Trustees may fix a Request Record Date.  The
Request Record Date shall not precede and shall not
be more than ten days after the close of business on
the date on which the resolution fixing the Request
Record Date is adopted by the Trustees.  If the
Trustees, within ten days after the date on which a
valid Record Date Request Notice is received, fail
to adopt a resolution fixing the Request Record
Date, the Request Record Date shall be the close of
business on the tenth day after the first date on
which the Record Date Request Notice is received
by the Secretary.
            (2)	In order for any shareholder
to provide a written application for a special
meeting pursuant to Section 2.1 of these By-laws,
one or more written applications for a special
meeting signed by shareholders (or their agents duly
authorized in a writing accompanying the request)
as of the Request Record Date holding at least 25%
of all shares of beneficial interest of the Trust issued
and outstanding and entitled to vote at such meeting
(or 10% if the purpose of the meeting is to
determine if a Trustee shall be removed from office)
(the foregoing percentages of shares of beneficial
interest of the Trust being referred to herein as the
"Special Meeting Percentage" and the foregoing
written applications (representing at least the
Special Meeting Percentage) being referred at as the
"Written Application") shall be delivered to the
Secretary.  In addition, the Written Application
shall set forth the purpose of the meeting and the
matters proposed to be acted on at it (which shall be
limited to those lawful and proper matters for
shareholder action under the Declaration, these By-
laws and applicable law set forth in the Record Date
Request Notice received by the Secretary), shall
bear the date of signature of each such shareholder
(or such agent) signing the Written Application,
shall set forth the name and address, as they appear
in the Trust's books, of each shareholder signing
such application (or on whose behalf the Written
Application is signed) and the class, series and
number of all shares of the Trust which are owned
by each such shareholder, and the nominee holder
for, and number of, shares owned by such
shareholder beneficially but not of record, shall be
sent to the Secretary by registered mail, return
receipt requested, and shall be received by the
Secretary within 60 days after the Request Record
Date.  Any shareholder providing a Written
Application (or agent duly authorized in a writing
accompanying the revocation or the Written
Application) may revoke his, her or its Written
Application at any time by written revocation
delivered to the Secretary.
            (3)	The Secretary shall inform
the shareholders providing a Written Application of
the reasonably estimated cost of preparing and
mailing the notice of meeting (including the Trust's
proxy materials).  No special meeting shall be
called upon a Written Application and such meeting
shall not be held unless, in addition to the
documents required by paragraph (2) of this Section
2.6(f), the Secretary receives payment of such
reasonably estimated cost prior to the mailing of
any notice of the meeting.
            (4)	In the case of any special
meeting called by the Trustees or President upon a
Written Application or automatically called by
shareholder(s) upon the failure of the Trustees and
President to call a meeting pursuant to Section 2.1
of these By-laws (in either case, a "Shareholder-
Requested Meeting"), such meeting shall be held at
such place, date and time as may be designated by
the President or Trustees; provided, however, that
the date of any Shareholder-Requested Meeting
shall be not more than 120 days after the record date
for such meeting (the "Meeting Record Date"); and
provided further that if the Trustees or President fail
to designate, within thirty days after the date that a
valid Written Application is actually received by the
Secretary (the "Delivery Date"), a date and time for
a Shareholder-Requested Meeting, then such
meeting shall be held at 2:00 p.m. local time on the
120th day after the Meeting Record Date or, if such
120th day is not a Business Day (as defined below),
on the first preceding Business Day; and provided
further that in the event that the Trustees or
President fail to designate a place for a Shareholder-
Requested Meeting within thirty days after the
Delivery Date, then such meeting shall be held at
the principal executive office of the Trust.  In fixing
a date for any special meeting, the Trustees or the
President may consider such factors as he, she or
they deem relevant within the good faith exercise of
business judgment, including, without limitation,
the nature of the matters to be considered, the facts
and circumstances surrounding any request for
meeting and any plan of the Trustees or the
President to call an annual meeting or a special
meeting.  If the Trustees fail to fix a Meeting
Record Date that is a date within 30 days after the
Delivery Date, then the close of business on the
30th day after the Delivery Date shall be the
Meeting Record Date.  The Board of Trustees may
revoke the notice for any Shareholder-Requested
Meeting in the event that the requesting
shareholders fail to comply with the provisions of
paragraph (3) of this Section 2.6(f).
            (5)	If written revocations of
Written Applications for the special meeting have
been delivered to the Secretary and the result is that
shareholders (or their agents duly authorized in
writing), as of the Request Record Date, holding
less than the Special Meeting Percentage have
delivered, and not revoked, Written Applications for
a special meeting to the Secretary, the Secretary
shall: (i) if the notice of meeting has not already
been mailed, refrain from mailing the notice of the
meeting and send to all shareholders who have
made Written Applications and not revoked such
Written Applications written notice of any
revocation of Written Applications for the special
meeting, or (ii) if the notice of meeting has been
mailed and if the Secretary first sends to all
shareholders who have made Written Applications
and have not revoked such Written Applications for
a special meeting written notice of any revocation
of Written Applications for the special meeting and
written notice of the Secretary's intention to revoke
the notice of the meeting, revoke the notice of the
meeting at any time before ten days before the
commencement of the meeting.  Any written
application for a special meeting received after a
revocation by the Secretary of a notice of a meeting
shall be considered a written application for a new
special meeting.
            (6)	The Trustees or the President
may appoint independent inspectors of elections to
act as the agent of the Trust for the purpose of
promptly performing a ministerial review of the
validity of any purported Written Application
received by the Secretary.  For the purpose of
permitting the inspectors to perform such review, no
such purported Written Application shall be deemed
to have been delivered to the Secretary until the
earlier of (i) five Business Days after receipt by the
Secretary of such purported Written Application
and (ii) such date as the independent inspectors
certify to the Trust that the valid Written
Applications received by the Secretary represent at
least the Special Meeting Percentage.  Nothing
contained in this paragraph (6) shall in any way be
construed to suggest or imply that the Trust or any
shareholder shall not be entitled to contest the
validity of any purported Written Application,
whether during or after such five-Business Day
period, or to take any other action (including,
without limitation, the commencement, prosecution
or defense of any litigation with respect thereto, and
the seeking of injunctive relief in such litigation).
            (7)	For purposes of this Section
2.6(f), "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 3.  Trustees
3.1.  Committees and Advisory Board.  The
Trustees may appoint from their number an executive committee and other committees. Any such committee may be abolished and reconstituted at any time and from time to time by the Trustees.
Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the meeting of the shareholders, if any, next following his appointment and until his successor is appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.
3.2.  Regular Meetings.  Regular meetings of the
Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.
3.3.  Special Meetings.  Special meetings of the
Trustees may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board or by two or more
Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant
Secretary or by the officer or one of the Trustees calling the meeting.
3.4. Notice. It shall be sufficient notice to a Trustee to send notice by mail at least three days or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting.
Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
3.5. Quorum. At any meeting of the Trustees, one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum (unless the Board of Trustees consists of two or fewer persons) shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
3.6. Classes of Trustees. For purposes of these By-laws, the term "Common Trustee" means each Trustee other than those Trustees elected by the vote of the preferred shares of beneficial interest of Trust as a class, to the exclusion of the holders of all other securities and classes of beneficial interest of the Trust. Prior to the annual meeting (as defined in Section 2.1 above) of shareholders held in the year
2009, the Trustees shall classify the Common
Trustees by resolution, with respect to the time for which the Common Trustees or their successors will severally hold office, into the following three classes: Class I, who shall each serve as Trustee until the 2009 annual meeting and until the election and qualification of a successor or until such Common Trustee sooner dies, resigns, retires or is removed; Class II, who shall each serve as Trustee until the 2010 annual meeting and until the election and qualification of a successor or until such Common Trustee sooner dies, resigns, retires or is removed; and Class III, who shall each serve as Trustee until the 2011 annual meeting and until the election and qualification of a successor or until such Common Trustee sooner dies, resigns, retires or is removed. Each Class shall consist, as nearly as may be possible, of one-third of the total number of Common Trustees. At each annual meeting beginning with the 2009 annual meeting, the successor of each member of the Class of Common
Trustees whose term would expire upon the election and qualification of a successor at that meeting
(each Common Trustee whose term would expire upon the election and qualification of a successor at that annual meeting being referred to herein as an "Expiring Common Trustee") shall be elected to hold office until the annual meeting held in the third succeeding year and until the election and qualification of such Common Trustee's successor, if any, or until such Common Trustee sooner dies, resigns, retires or is removed. If an annual meeting is called for the purpose of considering the election of an Expiring Common Trustee or such Expiring
Common Trustee's successor (the "Current Annual
Meeting"), and the Expiring Common Trustee is not elected and such Expiring Common Trustee's successor is not elected and qualified (in either case, because the required vote or quorum is not obtained, or otherwise), then such Expiring
Common Trustee shall remain a member of the relevant Class of Common Trustees, holding office until the annual meeting held in the third succeeding year following the year set for the Current Annual
Meeting in the initial call thereof and until the election and qualification of such Common
Trustee's successor, if any, or until such Common
Trustee sooner dies, resigns, retires or is removed.
If the number of Common Trustees is changed, any increase or decrease shall be apportioned among the Classes of Common Trustees, as of the annual meeting of shareholders next succeeding any such change, so as to maintain a number of Common
Trustees in each Class of Common Trustees as nearly equal as possible, with the result that, to the extent a Common Trustee is assigned to a new
Class of Common Trustees, his or her term as Trustee shall coincide with that of his or her newly assigned Class of Common Trustees.
3.7. Vacancies. Any Common Trustee who fills a vacancy either by appointment of the other Trustees or election by shareholders, whether such vacancy resulted from an increase in the size of the Board or otherwise, shall hold office for the remainder of the full term of the Class of Common Trustees in which the vacancy occurred or the new Common
Trusteeship was created and until his or her successor shall be elected and shall qualify or until such Trustee sooner dies, resigns, retires, or is removed.
Section 4.  Officers and Agents
4.1. Enumeration; Qualification. The officers of-the Trust shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.
4.2. Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.
4.3.  Election.  The President, the Treasurer and the
Secretary shall be elected annually by the Trustees at their first meeting in each calendar year or at such later meeting in such year as the Trustees shall determine. Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time.
4.4.  Tenure.  The President, Treasurer and
Secretary shall hold office until the first meeting of Trustees in each calendar year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain his or her authority at the pleasure of the Trustees.
4.5.  Chairman of the Board.  The Chairman of the
Board of Trustees, if one is so appointed, shall be chosen from among the Trustees and may hold office only so long as he continues to be a Trustee.
The Chairman of the Board, if any is so appointed, shall preside at all meetings of the shareholders and of the Trustees at which he is present; and shall have such other duties and powers as specified herein and as may be assigned to him by the Trustees. In the absence of the Chairman of the Board, another Trustee who is not an "interested person" of the Trust (as defined in the Investment
Company Act of 1940, as amended) shall preside at all meetings of Trustees.
4.6. President and Vice Presidents. The President shall, in the absence of the Chairman and Chief
Executive Officer, preside at all meetings of shareholders and Trustees. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary. The President shall have the power to sign all certificates for shares of beneficial interest. The President shall, subject to the control of the Trustees, have general charge and supervision over the daily affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall have the power to sign all certificates for shares of beneficial interest. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall perform such other powers as the Trustees shall prescribe from time to time. Any Vice President shall at the request or in the absence or disability of the President exercise the powers of the President and perform such other duties and have such other powers as shall be designated from time to time by the Trustees.
4.7.  Powers and Duties of the Treasurer. The
Treasurer shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Section 10 of these By-laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties as from time to time may be assigned to him by the Trustees, the President, Chief Executive Officer or the Chief
Financial Officer. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.
4.8.  Chief Financial Officer.  The Chief Financial
Officer shall be the principal financial and accounting officer of the Trust. The Chief Financial
Officer shall be responsible for executing such certifications with respect to the financial and other reports of the Trust as are required by law, rule or regulation to be executed by a principal financial and/or accounting officer. The Chief Financial
Officer shall perform such other duties as may be assigned to him or her by the Trustees, the President or Chief Executive Officer. The Chief Financial
Officer shall render to the President, Chief
Executive Officer and/or Trustees, at the regular meetings of the Trustees or whenever it may so require, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Trust.
4.9.  Chief Executive Officer.  The Chief Executive
Officer shall, in the absence of the Chairman, preside at all meetings of the shareholders and the Trustees. The Chief Executive Officer shall perform such other duties as the Board of Trustees shall from time to time prescribe. The Chief
Executive Officer shall be the principal executive officer, with all duties and responsibilities theretofore designated. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Trust or a different mode of execution is expressly prescribed by the Trustees or these Bylaws or where otherwise required by law, the Chief Executive
Officer may execute any documents or instruments which the Board has authorized to be executed or the execution of which is in the ordinary course of the Trust's business. The Chief Executive Officer shall have such other powers and duties, as from time to time may be conferred upon or assigned to him/her by the Trustees.
4.10.  Secretary and Assistant Secretaries.  The
Secretary shall record all proceedings of the shareholders, and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of shareholders, or Trustees, an Assistant Secretary, or if there is none or if he or she is absent, a temporary clerk chosen at the meeting shall record the proceeding thereof in the aforesaid books.
Section 5.  Resignations and Removals
Any Trustee may resign his trust or retire as a Trustee in accordance with procedures set forth in the Declaration of Trust. Any officer or advisory board member may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the President or the Secretary or to a meeting of the Trustees. The Trustees may remove any officer or advisory board member elected or appointed by them with or without cause by the vote of a majority of the Trustees then in office.
Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
Section 6.  Vacancies
A vacancy in the office of Trustee shall be filled in accordance with the Declaration of Trust and these By-laws. Vacancies resulting from the-death, resignation, incapacity or removal of any officer may be filled by the Trustees. Each successor of any such officer shall hold office for the unexpired term, and in the case of the President, the Treasurer and the Secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.
Section 7.  Shares of Beneficial Interest
7.1. Share Certificates. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or
Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.
In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
7.2. Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in placed thereof, upon such terms as the Trustees may prescribe.
7.3.  Discontinuance of Issuance of Certificates.
The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.
Section 8.  Record Date
The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.
Section 9.  Seal
The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the Trust, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument, or other paper executed and delivered by or on behalf of the Trust.
Section 10.  Execution of Papers
Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the President or by one of the Vice Presidents or by the Treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.
Section 11.  Fiscal Year
The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.
Section 12.  Amendments
These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.
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